UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2011

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) In a Current Report on Form 8-K dated December 15, 2011, the Bank reported that on December 15, 2011, the Bank’s Board voted to elect Mr. Vincent F. Palagiano, Chairman of the Board and CEO of The Dime Savings Bank of Williamsburgh, Brooklyn, New York, to serve as a Member Director representing New York members effective upon the resignation from the Board of Mr. Thomas O’Brien. Mr. Palagiano’s service on the Board commenced on January 2, 2012 and will continue through and until December 31, 2012, the end date of the directorship that had been held by Mr. O’Brien.

Form 8-K rules require that Board committee assignments which were not known at the time of the election of a director be reported when known. In this regard, on January 19, 2012, the Bank’s Board appointed Mr. Palagiano to serve on the Board’s Compensation & Human Resources Committee and Corporate Governance Committee for the remainder of 2012.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

January 19, 2012	By:	/s/ Patrick Morgan

Name: Patrick Morgan
Title: Senior Vice President and Chief Financial Officer